UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

Sonendo, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40988	20-5041718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26061 Merit Circle, Suite 102
Laguna Hills, California		92653
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 766-3636

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONX	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2024, Sonendo, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Biolase, Inc., a Delaware corporation (“Biolase”), BL Acquisition Corp., a Delaware corporation (“BL Acquisition”), BL Acquisition II, Inc., a Delaware corporation (“BL Acquisition II”), and Model Dental Office, LLC, a Delaware limited liability company (“MDO” and together with Biolase, BL Acquisition and BL Acquisition II, each a “Seller” and collectively, the “Sellers”), pursuant to which, subject to the terms and conditions set forth in the Asset Purchase Agreement, the Company agreed to acquire certain assets of the Sellers and their subsidiaries on an as-is, where-is basis, including specified inventory, intellectual property and intellectual property rights, products, contracts, equipment and other personal property, records, and intangibles related to the business of developing, manufacturing, marketing and selling dental laser systems, all tissue lasers, soft tissue lasers and other medical devices, as conducted by the Sellers and their subsidiaries (collectively, the “Assets”), and assume certain specified liabilities of the Sellers and their subsidiaries (collectively, the “Liabilities” and such acquisition of the Assets and assumption of the Liabilities together, the “Transaction”) for a total purchase price of (i) $14 million in cash subject to a downward working capital adjustment, (ii) the assumption of liabilities and (iii) the value of the Delaware Litigation (as defined in the Asset Purchase Agreement) (the “Purchase Price”). The Company will deliver 10% of the Purchase Price to an escrow agent, which may be returned to the Company in the event of specified events, including termination of the Asset Purchase Agreement, subject to certain exceptions relating to a breach of the Asset Purchase Agreement by the Company.

The Sellers, together with certain of their subsidiaries, is a debtor in a voluntary Chapter 11 case before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which commenced on October 1, 2024. Upon Bankruptcy Court approval, the Company will be designated as the “stalking horse” bidder in connection with a sale of the Assets under Section 363 of Title 11 of the United States Code. The Transaction will be conducted through a Bankruptcy Court-supervised process pursuant to Bankruptcy Court-approved bidding procedures and is subject to the receipt of higher or better offers from competing bidders at an auction, approval of the sale by the Bankruptcy Court, and the satisfaction of certain conditions. Subject to Bankruptcy Court approval, if the Asset Purchase Agreement is terminated because the Sellers sell the Assets to a competing bidder at the auction, the Sellers may be required to pay the Company a break-up fee equal to 3% of the Purchase Price plus a capped expense reimbursement. The Company can give no assurances of the outcome of the Transaction and whether the Company will be successful in acquiring the Assets pursuant to the Asset Purchase Agreement.

The Asset Purchase Agreement contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from a debtor in bankruptcy, and the completion of the Transaction is subject to a number of customary conditions, which, among others, include the entry of an order of the Bankruptcy Court authorizing and approving the Transaction, the performance by each party of its obligations under the Asset Purchase Agreement and the material accuracy of each party’s representations. The Asset Purchase Agreement contains certain termination rights for both the Company and the Sellers, including the right to terminate the Asset Purchase Agreement if the Transaction is not consummated by December 31, 2024 or the Sellers enter into a transaction with a competing bidder.

The foregoing summary of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants set forth in the Asset Purchase Agreement have been made only for purposes of the Asset Purchase Agreement and solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts. In addition, information regarding the subject matter of the representations and warranties made in the Asset Purchase Agreement may change after the date of the Asset Purchase Agreement. Accordingly, the Asset Purchase Agreement is included with this Current Report on Form 8-K only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company, its subsidiaries, the Assets or Liabilities, or the Company’s or its subsidiaries’ respective businesses as of the date of the Asset Purchase Agreement or as of any other date.

Item 7.01 Regulation FD Disclosure

On October 1, 2024, the Company and PIPStek, LLC (“PIPStek”), a wholly-owned subsidiary of the Company, filed a proof of claim with the Bankruptcy Court for a total of not less than $59,000,000 in damages related to alleged infringement by Biolase of certain of the Company's and PIPStek’s patents covering the use of laser systems and radial firing tips. Biolase’s infringement includes the claims asserted in the litigation styled PIPStek, LLC v. Biolase, Inc.; C.A. No. 1:23-cv-00011-JPM pending in the District Court of the District of Delaware (the “Delaware Litigation”). There can be no assurance that PIPStek will be successful in the Delaware Litigation, in assertions of the Company’s patents, or in realizing the amount of its claim.”

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” similar expressions or the negative thereof, and the use of future dates. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the occurrence of any event, change or other circumstances that could give rise to the right of the Company or the Sellers to terminate the Asset Purchase Agreement; the possibility that the Transaction is not completed or, if completed, that the anticipated benefits of the Transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the Assets and assumption of the Liabilities; the possibility that the Transaction may be more expensive to complete than anticipated; diversion of management’s attention from ongoing business operations and opportunities; operating costs and business disruption following the Transaction, including adverse effects on employee retention and the Company’s business relationships with third parties, including medical and dental providers, independent sales representatives and distributors; and exposure to potential litigation. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”) on March 11, 2024 and subsequent SEC filings by the Company, including without limitation its most recent Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 filed with the SEC on August 7, 2024. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this report:

Exhibit Number	Description
2.1*	Asset Purchase Agreement, dated as of September 30, 2024, by and among Sonendo, Inc., Biolase, Inc., BL Acquisition Corp., BL Acquisition II, Inc. and Model Dental Office, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*All exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonendo, Inc.

Date:	October 1, 2024	By:	/s/ John Bostjancic
John Bostjancic Chief Financial Officer